Exhibit 10.87

FIFTH AMENDMENT TO OFFICE LEASE

LNR Warner Center

For valuable consideration, the receipt and adequacy of which are expressly acknowledged, Landlord and Tenant agree that:

1. Definitions. In this Fifth Amendment, the following terms have the meaning given:

(a) Effective Date: August 16, 2006.

(b) Landlord: MP Warner Center, LLC, a Delaware limited partnership.

(c) Tenant: Health Net of California, Inc., Inc., a California corporation.

(d) Lease: Office Lease dated September 20, 2000 between DCA Home, Inc. and Lennar Rolling Ridge, Inc. (collectively, “Prior Landlord”) and Tenant (“Original Lease”), as amended by:

(1) First Amendment to Lease dated May 14, 2001, between LNR Warner Center, LLC (“LNR”), successor-in-interest to Prior Landlord, and Tenant (“First Amendment”),

(2) Second Amendment to Office Lease dated May 1, 2003 between LNR and Tenant (“Second Amendment”).

(3) Third Amendment dated October 10, 2003 between Warner Center OPCO, L.P., a Delaware limited partnership (“OPCO”), successor-in-interest to LNR, and Tenant (“Third Amendment”).

(4) Fourth Amendment to Office Lease dated May31, 2006 between OPCO, predecessor-in-interest to Landlord, and Tenant, and approved by Landlord, as successor-in-interest to OPCO (“Fourth Amendment”).

(5) This Fifth Amendment.

(e) Original Premises: Approximately 288,749 rentable square feet (271,007 usable square feet), being all of Building B and Floors 3, 4, and 5 in Building C, as more particularly described in Section 6.2 of the Summary of Basic Lease Information to the Original Lease.

(f) Second Floor Building C Space: Approximately 34,987 rentable and 32,906 usable square feet on the second floor of Building C, as more particularly described in the First Amendment.

(g) First Floor Building C Space: Approximately 10,218 rentable and 9,066 usable square feet on the first floor of Building C, as more particularly described in the Second Amendment.

(h) Premises: Approximately 333,954 rentable and 312,979 usable square feet, comprised of the Original Premises, the Second Floor Building C Space, and the First Floor Building C Space.

(i) Building B: 21281 Burbank Blvd.

                         Woodland Hills, CA 91367

(j) Building C: 21271 Burbank Blvd.

                         Woodland Hills, CA 91367

Any capitalized term used in this Fifth Amendment but not defined in this Fifth Amendment has the meaning set forth for such term in the Lease.

2. Rescission of 2nd Reduction Notice. Prior to execution of this Fifth Amendment, Tenant delivered to Landlord a Reduction Notice dated December 30, 2005 (the “2nd Floor Reduction Notice”) pursuant to Section 1.7 of the Original Lease purporting to reduce the Second Floor Building C Space from the Premises prior to the scheduled December 31, 2007 expiration date therefor. Notwithstanding Tenant’s delivery of such 2nd Floor Reduction Notice, such 2nd Floor Reduction Notice and any reduction of the Second Floor Building C Space contemplated thereby are hereby irrevocably rescinded, terminated and of no force and effect as if the 2nd Floor Reduction Notice was never delivered by Tenant to Landlord.

3. Extension of Lease Term for Second Floor Building C Space. Tenant has properly exercised its 2nd Floor Extension Option to extend the 2nd Floor Lease Term (which is currently scheduled to expire on December 31, 2007) for the Second Floor Building C Space for the four (4) year 2nd Floor Extension Term (as such terms are defined in the First Amendment). Accordingly, the 2nd Floor Lease Term for the Second Floor Building C Space, and the Second Floor Building C Expiration Date, are each hereby extended four (4) years until December 31, 2011. As a result of such extension, the Expiration Date for all of the Premises described in Section 1(h) above is now December 31, 2011. The Base Rent payable for the Second Floor Building C Space during such 2nd Floor Extension Term shall be as set forth in the second (2nd) schedule contained in Section 5(b) of the Third Amendment.

4. Landlord’s Addresses. As of the Effective Date, Landlords Addresses, as amended and replaced in Section 7 of the Third Amendment, are hereby further amended and replaced with the following:

MP Warner Center

c/o RREEF Management Company

5820 Canoga Avenue, Suite 220

Woodland Hills, California 91367

Attention: District manager

Landlord’s Address for Rent Payments:

MP Warner Center, LLC

DEPT. 2798

Los Angeles, CA 90084

5. Deletion of Reduction Rights. Section 1.7 of the Original Lease and Tenant’s reduction rights set forth therein are hereby deleted in their entirety and of no further force or effect.

6. Brokers. Landlord and Tenant each hereby represents and warrants to the other party that the representing party has had no dealings with any real estate broker or agent in connection with the negotiation of this Fifth Amendment other than Cushman & Wakefield, Inc. (“Broker”), and that the representing party knows of no other real estate broker or agent who is entitled to a brokerage commission in connection with this Fifth Amendment. Tenant shall be solely responsible for paying all brokerage commissions and fees, if any, payable to Broker with respect to the rescission and termination of the 2nd Floor Reduction Notice as provided in Section 2 above, and any portion of the lease term for the Second Floor Building C Space reinstated as a result of such rescission and termination through December 31, 2007. Landlord shall be solely responsible for paying all brokerage commissions and fees (if any) payable to Broker with respect to the extension of the lease term for the Second Floor Building C Space as provided in Section 3 above for the four (4) year 2nd Floor Extension Term (i.e., for the 4-year period from January 1, 2008 through December 31, 2011), but not for any period prior thereto, all pursuant to a separate agreement between Landlord and Broker. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to (i) any failure by such party to pay the commissions and fees payable by such party to Broker with respect to this Fifth Amendment as provided hereinabove, and (ii) any leasing commissions or equivalent compensation alleged to be owing in connection with this Fifth Amendment on account of the indemnifying party’s dealings with any real estate broker or agent other than Broker.

7. Binding Effect. This Fifth Amendment becomes effective only upon the execution by Landlord and Tenant. Each party hereto represents and warrants to the other that the person executing this Fifth Amendment on behalf of such party is duly authorized to do so.

8. Confirmation of Lease. As amended by this Fifth Amendment, Landlord and Tenant ratify the terms and conditions of the Lease.

LANDLORD:		TENANT:

MP WARNER CENTER, a Delaware limited liability company		HEALTH NET OF CALIFORNIA, INC., a California corporation

By:	RREEF Management Company,	By:	/s/ Dennis Bell
	a Delaware corporation,	Name:	Dennis Bell
	Authorized Agent	Title:	Vice President Real Estate Management
		Date:	8/30/06

By:	/s/ Karen Saitta
Name: Karen Saitta
Its: Vice President

Date: 8/31/06